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                                                                    EXHIBIT 14.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12608, 333-13716, 333-102247 and 333-138899) pertaining to securities offered under the employee stock option plans of Delta Galil Industries Ltd. of our report dated March 30, 2007 relating to the consolidated financial statements of Delta Galil Industries Ltd., which appear in Delta Galil Industries Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2006. We also consent to the incorporation by reference of our report dated March 30, 2007, relating to the financial statement schedule, which appears in such Annual Report on Form 20-F.




                                                   /s/ Kesselman & Kesselman
Tel-Aviv, Israel                                    Kesselman & Kesselman
March 30, 2007                                Certified Public Accountant (Isr.)
                                              A member of PricewaterhouseCoopers
                                                    International Limited